Margaret Carton - Institutional-Investor Relations

Helene Krupp - Share-Owner Relations
CONTACT:	Laura Asman - Media Relations
(770) 989-3023

(770) 989-3622

(770) 989-3620

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. SELECTS
UTENDAHL CAPITAL PARTNERS, L. P.
TO MANAGE DEBT TRANSACTION
ATLANTA, September 14, 1999 - Coca-Cola Enterprises Inc. announced today that it has selected Utendahl Capital Partners, L. P. to lead manage an upcoming intermediate debt transaction. Co-managers will be Deutsche Banc Alex. Brown and The Williams Capital Group, L. P.

Coca-Cola Enterprises long-term debt is rated A+ by Standard & Poor's, A-3 by Moody's Investors Service and A+ by Fitch IBCA. On September 9, 1999, Standard & Poor's placed the long-term debt of Coca-Cola Enterprises on Credit Watch with negative implications. Standard & Poor's affirmed its short-term ratings of Coca-Cola Enterprises at A-1.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 74 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, France, Great Britain, Luxembourg, and the Netherlands.

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